UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 25, 2019

Commission File Number:  0001449349

Vivos Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
80-0138937
(IRS Employer Identification No.)

719 Jadwin Avenue, Richland, Washington 99352
(Address of principal executive offices)

509-736-4000
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

See Item 3.02.

Item 3.02 Unregistered Sales of Equity Securities.

On January 25, 2019, Vivos, Inc. (the "Company") completed a first closing of a private placement consisting of (i) 19,000,000 shares of common stock of the Company for $.005 per share (or shares of Series B Convertible Preferred Stock ("Series B Preferred") for those purchasers who would own in excess of 4.99% of the total number of common shares issued and outstanding at the time of issuance), and (ii) warrants exercisable for 9,500,000 shares of common stock ("Warrants") with a term of two years and an exercise price of $0.01 per share (a form of which Warrant is attached as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on October 16, 2018) resulting in gross proceeds to the Company of $95,000 through January 31, 2019 (the "Private Placement"). Assuming the maximum amount in the Private Placement is sold, resulting in gross proceeds to the Company of $400,000, the Company would issue a total of 80,000,000 shares of common stock (or shares of Series B Preferred) and Warrants exercisable for 40 million shares of common stock.

The securities were issued pursuant to a securities purchase agreement, the form of which is attached as Exhibit 10.1 to the Company's current report on Form 8-K filed with the SEC on October 16, 2018.

The shares of common stock or Series B Preferred, as the case may be, and Warrants (together, the "Securities"), were issued and sold without registration and are subject to restrictions under the Securities Act of 1933, as amended, and the securities laws of certain states, in reliance on the private offering exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering. Gross proceeds from the issuance and sale of Securities in the Private Placement will be used for working capital purposes.

Item 9.01 Financial Statements and Exhibits.

See the Form of Warrant and Securities Purchase Agreement, attached as Exhibits 4.1 and 10.1, respectively, to the Company's Current Report on Form 8-K, filed with the SEC on October 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivos Inc.

Date:   January 31, 2019
By:	/s/ Michael K. Korenko

Name: Michael K. Korenko
Title: Chief Executive Officer